UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2005

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard
Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On October 19, 2005, Ikanos Communications, Inc. (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2005. A copy of this press release is furnished as Exhibit 99.1 to this report.

The information provided under Item 2.02 in this Current Report on Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

In addition to presenting financial results in accordance with generally accepted accounting principles in the United States (GAAP), the Company has referenced non-GAAP financial information in the press release. The Company’s management believes that net income (loss) excluding the effect of stock-based compensation provides useful information to investors regarding the Company’s operating results.  The Company’s management uses this non-GAAP measure internally to evaluate its operating performance and plan for its future periods.

Net income (loss) excluding the effect of stock-based compensation for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with GAAP and Ikanos registration statement on Form S-1.

Item 9.01               Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Ikanos Earnings Release issued October 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Daniel K. Atler
Daniel K. Atler
Chief Financial Officer

Date:  October 19, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ikanos Earnings Release issued October 19, 2005.